Exhibit 99.1

Renewable Energy Group Reports First Quarter 2019 Financial Results
Q1 2019 Highlights

•	162 million gallons sold

•	117 million gallons produced

•	Revenues of $478.2 million

•	Net loss from continuing operations of $41.4 million, or $1.11 per diluted share

•	Net loss from discontinued operations of $2.0 million, or $0.05 per diluted share

•	Adjusted EBITDA of negative $27.4 million, excluding the potential benefit of a retroactive reinstatement of the federal Biodiesel Mixture Excise Tax Credit (BTC)

Ames, IA, May 2, 2019 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ: REGI) today announced its financial results for the first quarter ended March 31, 2019.

"We continued our underlying performance improvement trajectory in the first quarter, increasing both sales and production volumes substantially despite severe weather conditions," said Cynthia (CJ) Warner, President and Chief Executive Officer.  "As we noted in early March when we provided guidance for the first quarter, the margin environment was highly challenging, largely due to lower RIN prices."

Warner continued, "There is broad confidence across all sectors that Congress will reinstate the BTC for both 2018 and 2019, and we estimate that would add approximately $55.0 million to our first quarter net income and Adjusted EBITDA."
Revenues for the first quarter were $478.2 million on 162.5 million gallons of fuel sold. Revenues in the first quarter of 2018 were higher due to the recognition of $209.1 million net benefit in the quarter from the reinstatement of the BTC for 2017. Excluding the effect of the BTC reinstatement, revenues were flat compared to first quarter 2018 comparable revenues of $478.9 million as reflected in the table below.
Net loss attributable to common stockholders was $41.4 million in the first quarter of 2019, compared to net income attributable to common stockholders of $212.6 million in the first quarter of 2018. Excluding the effect of the BTC reinstatement, net income attributable to common stockholders for the first quarter of 2018 was $12.9 million. First quarter 2019 Adjusted EBITDA was negative $27.4 million, compared to Adjusted EBITDA of $21.0 million in the first quarter of 2018.
The Company estimates that if the currently lapsed BTC is retroactively reinstated for 2019 and 2018 on the same terms as in 2017, REG's net income and Adjusted EBITDA would each increase by approximately $55.0 million and $42.5 million for business conducted in the quarters ended March 31, 2019 and March 31, 2018, respectively.

First Quarter 2019 Highlights
All figures refer to the quarter ending March 31, 2019, unless otherwise noted. All comparisons are to the quarter ended March 31, 2018, unless otherwise noted.
REG sold a total of 162.5 million gallons of fuel, an increase of 20.1% compared to the first quarter of 2018. The average selling price per gallon was $2.65, a decrease of 16.7% excluding allocation of the 2017 BTC. The decrease in average selling price per gallon was primarily due to D4 RIN prices in the first quarter of 2019 that were $0.28 per RIN lower on average compared to the first quarter of 2018. The Company produced 117.0 million gallons of biomass-based diesel during the quarter, a 10.0% increase.
Revenues were $478.2 million, a decrease of 30.5%. On a comparable basis, revenues in the quarter were essentially flat compared to adjusted revenues of $478.9 million in the first quarter of 2018. Revenues were impacted by the lower average selling price and lower revenue from sales of separated RINs, which were offset by an increase in gallons sold and LCFS revenue.
Gross loss was $12.8 million compared to gross profit of $249.5 million. Excluding the effect of the 2017 BTC reinstatement, comparable first quarter 2018 gross profit was $32.8 million. Gross profit (loss) decreased due to tighter margins in the first quarter of 2019 and higher risk management charges.
Net loss from continuing operations attributable to common stockholders was $41.4 million, or $1.11 per share on a fully diluted basis. This compares to net income of $212.6 million, or $5.38 per share on a fully diluted basis in the first quarter of 2018. Excluding the effect of the 2017 BTC reinstatement, comparable net income from continuing operations attributable to common stockholders was $12.9 million, or $0.35 per share on a fully diluted basis.
Net loss from discontinued operations attributable to common stockholders was $2.0 million, or $0.05 per share on a fully diluted basis. This compares to net loss from discontinued operations attributable to common stockholders of $3.5 million, or $0.09 per share on a fully diluted basis.
At March 31, 2019, REG had cash and cash equivalents and marketable securities of $140.5 million, a decrease of $34.0 million from December 31, 2018. The decrease in cash and cash equivalents and marketable securities is mainly due to significant cash flows used in operations offset by borrowings on the lines of credit.
At March 31, 2019, accounts receivable were $105.0 million, or 20 days of sales. Accounts receivable at December 31, 2018 were $74.6 million, or 10 days of sales. Inventory was $220.6 million at March 31, 2019, or 40 days of cost of sales, an increase of $51.7 million from December 31, 2018.
The table below summarizes REG’s results for the first quarter of 2019.
REG Q1 2019 and Q1 2018 Revenues, Net Income (Loss) and Adjusted EBITDA Summary
(in thousands except per gallon amounts)

	Q1 2019	Q1 2018	Y/Y Change
Total gallons sold	162,452	135,254	20.1%
ASP per gallon, excluding 2017 BTC allocation	$2.65	$3.18	(16.7)%
Total revenues	$478,209	$688,002	(30.5)%
Net income (loss) from continuing operations attributable to common stockholders	$(41,387)	$212,608	N/M
Adjusted EBITDA (1)(2)	$(27,360)	$20,953	N/M

(1) See Adjusted EBITDA Reconciliation below.
(2) The Company estimates that if the currently lapsed BTC is retroactively reinstated for 2019 and 2018 on the same terms as in 2017, REG's net income and Adjusted EBITDA would each increase by approximately $55.0 million and $42.5 million for business conducted in the quarters ended March 31, 2019 and March 31, 2018, respectively.
The table below summarizes the results for the first quarter of 2018, as adjusted for the impact of the 2017 BTC that was earned during 2017 yet recognized in the first quarter of 2018 for GAAP purposes when the BTC was retroactively reinstated, as compared to the results for the first quarter of 2019.
REG Q1 2019 and Adjusted Q1 2018 Revenues, Costs of Goods Sold, Gross Profit (Loss) and Net Income (Loss) (Unaudited)
(in thousands)

	Q1 2018	2017 BTC	Q1 2018	Q1 2019	Y/Y Change	Y/Y Change
	As Reported	Impact	Adjusted	As Reported
Total Revenues	$688,002	$(209,080)	$478,922	$478,209	$(713)	(0.1)%
Total Costs of Goods Sold	438,547	7,614	446,161	491,001	44,840	10.1%
Gross Profit (Loss)	249,455	(216,694)	32,761	(12,792)	(45,553)	N/M
Net Income (Loss) from Continuing Operations Attributable to Common Stockholders	$217,844	$(204,936)	$12,908	$(41,387)	$(54,295)	N/M

Reconciliation of Non - GAAP Measures

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for company executives.

In the fourth quarter of 2018, the operations of REG Life Sciences has been classified as discontinued operations.  Beginning in the first quarter of 2019, the Company is excluding the results from these discontinued operations from the calculation of Adjusted EBITDA. The corresponding prior period amounts have been reclassified to conform with the current period presentation. The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP:

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
(In thousands)
Net income (loss) from continuing operations	$(41,387)	$217,844
Adjustments:
Interest expense	4,219	4,651
Income tax benefit	(430)	(1,203)
Depreciation	9,099	8,739
Amortization	334	42
EBITDA	(28,165)	230,073
Gain on involuntary conversion	—	(4,000)
Gain on sale of assets	—	(990)
Change in fair value of contingent consideration	304	458
Gain on debt extinguishment	2	232
Other income, net	(854)	(225)
Straight-line lease expense	—	(33)
Executive severance	—	165
Non-cash stock compensation	1,353	1,794
Adjusted EBITDA excluding 2017 BTC allocation	$(27,360)	$227,474
Biodiesel tax credit (1)	—	(206,521)
Adjusted EBITDA (2)	$(27,360)	$20,953
(1) On February 9, 2018, the BTC was retroactively reinstated for the 2017 calendar year. The retroactive credit for 2017 resulted in a net benefit to us that was recognized in the first quarter of 2018 for GAAP purposes. Because this credit relates to the 2017 full year operating performance and results, the net benefit of the 2017 BTC has been removed from our 2018 Adjusted EBITDA in the table above.
(2) The Company estimates that if the BTC is reinstated on the same terms as in 2017, Adjusted EBITDA for business conducted in the first quarter of 2019 and 2018 would increase by approximately $55.0 million and $42.5 million respectively.
Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect cash expenditures or the impact of certain cash clauses that the Company considers not to be an indication of ongoing operations;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although the Company has excluded it as an expense when evaluating our operating performance;
•Adjusted EBITDA does not include loss from discontinued operations. Loss from discontinued operations mainly relates to the research and development activities of REG Life Sciences; and
•Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc., (Nasdaq: REGI) is leading the energy industry transition to sustainability by transforming renewable resources into high-quality, cleaner fuels. REG is an international producer of cleaner fuels and North America’s largest producer of biodiesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes an integrated procurement, distribution and logistics network to operate 14 biorefineries in the U.S. and Europe. In 2018, REG produced 502 million gallons of cleaner fuel delivering over four million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the possible retroactive reinstatement of the BTC for 2018 and 2019 and the estimated benefits to net income and Adjusted EBITDA if the BTC is retroactively reinstated for 2018 and 2019. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2 on the federal level, programs such as California's Low Carbon Fuel Standard; availability of federal and state governmental tax incentives and incentives for biomass-based diesel production, including that the BTC may not be retroactively reinstated for 2018 or 2019 or that it may be reinstated on less favorable terms; changes in the spread between biomass-based diesel prices and feedstock costs; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; risks associated with fire, explosions, leaks and other natural disasters at our facilities; that any disruption of operations at our Geismar renewable diesel refinery have a disproportionately adverse effect on our profitability; the effect of excess capacity in the biomass-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the biomass-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; potential failure to comply with government regulations; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biomass-based diesel production or the development of energy alternatives to biomass-based diesel; our ability to successfully implement our acquisition strategy; and other risks and uncertainties described in REG's annual report on Form 10-K for the year ended December 31, 2018. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(in thousands, except share and per share amounts)

	Three months ended
	March 31, 2019	March 31, 2018
REVENUES:
Biomass-based diesel sales	$455,206	$274,761
Separated RIN sales	22,463	47,179
Biomass-based diesel government incentives	468	365,285
	478,137	687,225
Other revenue	72	777
	478,209	688,002
COSTS OF GOODS SOLD:
Biomass-based diesel	484,413	405,810
Separated RINs	6,585	32,737
Other costs of goods sold	3	—
	491,001	438,547
GROSS PROFIT (LOSS)	(12,792)	249,455
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	25,145	31,654
RESEARCH AND DEVELOPMENT EXPENSE	209	1,034
INCOME (LOSS) FROM OPERATIONS	(38,146)	216,767
OTHER INCOME (EXPENSE), NET	(3,671)	(126)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(41,817)	216,641
INCOME TAX BENEFIT (EXPENSE)	430	1,203
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(41,387)	217,844
NET LOSS ON DISCONTINUED OPERATIONS	(2,017)	(3,455)
NET INCOME (LOSS) TO THE COMPANY	$(43,404)	$214,389

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$(41,387)	$212,608
NET LOSS FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO THE COMPANY'S COMMON STOCKHOLDERS	$(2,017)	$(3,455)
Basic net income (loss) per share attributable to common stockholders:
Continuing operations	$(1.11)	$5.48
Discontinued operations	$(0.05)	$(0.09)
Net income (loss) per share	$(1.16)	$5.39
Diluted net income (loss) per share attributable to common stockholders
Continuing operations	$(1.11)	$5.38
Discontinued operations	$(0.05)	$(0.09)
Net income (loss) per share	$(1.16)	$5.30
Weighted-average shares used to compute basic net income (loss) per share attributable to common stockholders:
Basic	37,353,352	38,819,443
Weighted-average shares used to compute diluted net income (loss) per share attributable to the common stockholders:
Continuing operations	37,353,352	39,484,087
Discontinued operations	37,353,352	38,819,443
Net income (loss)	37,353,352	39,484,087

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF MARCH 31, 2019 AND DECEMBER 31, 2018
(in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$123,062	$123,575
Marketable securities	17,482	50,932
Accounts receivable, net	104,989	74,551
Inventories	220,566	168,900
Prepaid expenses and other assets	33,401	41,169
Restricted cash	3,000	3,000
Current assets held for sale	3,250	3,250
Total current assets	505,750	465,377
Property, plant and equipment, net	588,471	590,723
Right of use assets	42,109	—
Goodwill	16,080	16,080
Intangible assets, net	13,312	13,646
Other assets	20,677	21,270
TOTAL ASSETS	$1,186,399	$1,107,096
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Lines of credit	$102,612	$14,250
Current maturities of long-term debt	150,339	149,006
Current maturities of operating lease obligations	17,606	—
Accounts payable	86,893	95,866
Accrued expenses and other liabilities	26,440	35,256
Deferred revenue	13,315	300
Total current liabilities	397,205	294,678
Unfavorable lease obligation	—	2,259
Deferred income taxes	7,973	8,410
Long-term debt (net of debt issuance costs of $3,217 and $3,390, respectively)	31,505	33,421
Long-term operating lease obligations	34,883	—
Other liabilities	1,592	3,075
Total liabilities	473,158	341,843
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	713,241	765,253
TOTAL LIABILITIES AND EQUITY	$1,186,399	$1,107,096